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                                                                    EXHIBIT 11.1
                             BUCKEYE PARTNERS, L.P.
                        COMPUTATION OF EARNINGS PER UNIT
             (IN THOUSANDS, EXCEPT FOR UNITS AND PER UNIT AMOUNTS)

                                                  YEAR ENDED DECEMBER 31,
                                              ----------------------------------
                                                 1993        1992        1991
                                              ----------  ----------  ----------
Income from continuing operations before
 extraordinary charge and cumulative effect
 of change in accounting principle..........     $41,654    $ 34,546     $30,465
Loss from disposal of discontinued
 operations.................................        (127)        --          --
Extraordinary charge on early extinguishment
 of debt....................................      (2,161)        --          --
Cumulative effect of change in accounting
 principle..................................         --      (25,544)        --
                                              ----------  ----------  ----------
Net income..................................     $39,366    $  9,002     $30,465
                                              ==========  ==========  ==========
Primary earnings per Unit:
  Income from continuing operations before
   extraordinary charge and cumulative
   effect of change in accounting principle.     $  3.43    $   2.85     $  2.51
  Loss from disposal of discontinued
   operations...............................       (0.01)        --          --
  Extraordinary charge on early
   extinguishment of debt...................       (0.18)        --          --
  Cumulative effect of change in accounting
   principle................................         --        (2.11)        --
                                              ----------  ----------  ----------
  Net income................................     $  3.24    $   0.74     $  2.51
                                              ==========  ==========  ==========
Fully-diluted earnings per Unit:
  Income from continuing operations before
   extraordinary charge and cumulative
   effect of change in accounting principle.     $  3.43    $   2.85     $  2.51
  Loss from disposal of discontinued
   operations...............................       (0.01)        --          --
  Extraordinary charge on early
   extinguishment of debt...................       (0.18)        --          --
  Cumulative effect of change in accounting
   principle................................         --        (2.11)        --
                                              ----------  ----------  ----------
  Net income................................     $  3.24    $   0.74     $  2.51
                                              ==========  ==========  ==========
Average number of Units outstanding:
  Units outstanding at December 31,.........  12,121,212  12,121,212  12,121,212
  Exercise of Options reduced by the number
   of Units purchased with proceeds (Prima-
   ry)......................................      18,945       6,566         477
                                              ----------  ----------  ----------
  Total Units outstanding--Primary..........  12,140,157  12,127,778  12,121,689
                                              ==========  ==========  ==========
  Units outstanding at December 31,.........  12,121,212  12,121,212  12,121,212
  Exercise of Options reduced by the number
   of Units purchased with proceeds (Fully-
   diluted).................................      25,589       8,612         637
                                              ----------  ----------  ----------
  Total Units outstanding--Fully-diluted....  12,146,801  12,129,824  12,121,849
                                              ==========  ==========  ==========
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Although not required to be presented in the income statement under provisions of APB Opinion No. 15, this calculation is submitted in accordance with
Regulations S-K item 601(b)(11).